UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 10, 2022 (June 6, 2022)

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH.BC	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS.BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 6, 2022, the Co-Chairman of the Board of Directors of UpHealth, Inc. (the “Company”), Dr. Chirinjeev Kathuria, and the Company’s Chief Legislative Affairs Officer, Jeffery R. Bray, filed a complaint in the Court of Chancery of the State of Delaware against the Company as nominal defendant, and as defendants, the following members of the Company’s Board of Directors – the Company’s other Co-Chairman of the Board of Directors, Dr. Avi Katz, and directors Dr. Raluca Dinu, Neil Miotto, Agnès Rey-Giraud, Nate Locke and Moshe Bar-Siman-Tov, entitled Jeffery R. Bray and Chirinjeev Kathuria v. Avi Katz, et al., and UpHealth, Inc., C.A. No. 2022-0489-LWW (the “Complaint”). On April 15, 2022, the Company publicly announced that the Company’s 2022 Annual Meeting of Stockholders will be held as a virtual meeting on Tuesday, June 28, 2022, at 9:00 a.m. PT. Pursuant to Article II, Section 3.2 of the Amended and Restated Bylaws of the Company (the “Bylaws”), for a nomination of a person to be a candidate for election as a director to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Company’s Secretary by the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. No stockholder gave such timely notice to the Company’s Secretary in accordance with Section 3.2 of the Company’s Bylaws.

On May 27, 2022, Mr. Bray sent a letter to the Company’s Board of Directors requesting the Board of Directors waive the advance notice requirements of Article II, Section 3.2 of the Bylaws. Mr. Bray’s letter to the Company’s Board of Directors attached a voting agreement signed by Mr. Bray, Dr. Kathuria, another member of the Company’s Board of Directors, Dr. Mariya Pylypiv, two members of the Board of Directors of the Company’s subsidiary Glocal Healthcare Systems Private Limited, Syed Sabahat Azim and Richa Sana Azim, the Company’s Executive Vice President Provider Networks, Dr. Azfar Malik, the Company’s former Chief Operating Officer, Alfonso Gatmaitan, and various other persons associated with certain of these individuals, and the parties to such voting agreement beneficially owned, in the aggregate, 50.31% of the outstanding shares of common stock, par value $0.0001 per share, of the Company as of the May 18, 2022 record date for the 2022 Annual Meeting of Stockholders. Also on May 27, 2022, Dr. Kathuria purported to call a special meeting of the Company’s stockholders to consider an amendment to the Bylaws, which if approved by the Company’s stockholders, would change the requirements of Section 3.2 to enable stockholders to nominate a person to be a candidate for election as a director at the 2022 Annual Meeting of Stockholders if such meeting had not yet occurred prior to the special meeting as a result of a denial of a quorum at the 2022 Annual Meeting of Stockholders by a majority of the stockholders.

As previously stated in its Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 31, 2022, on that same day the Company’s Board of Directors approved by the affirmative vote of a majority of the Company’s Board of Directors an amendment to the Bylaws (the “Amendment”), which became effective as of May 31, 2022. The Amendment amended and restated Article II, Section 2.4 of the Company’s then-existing Bylaws in its entirety to lower the number of holders of the shares entitled to vote at a meeting of stockholders constituting a quorum, in person or by proxy, from a majority to one-third. Furthermore, on May 31, 2022, the Company’s Board of Directors declined to waive the requirements of Article II, Section 3.2 of the Bylaws for several reasons, including that no notice of a nomination of a person to be a candidate for election as a director at the 2022 Annual Meeting of Stockholders was provided in either a timely manner, as required by Article II, Section 3.2 of the Bylaws, or otherwise (although what was indicated by individuals who are party to the voting agreement was that they intended to nominate either one or more of themselves or other individuals with whom they have a relationship and were therefore likely not independent of those members of the stockholder group who are members of the Company’s Board of Directors), and that the parties to the voting agreement of which Mr. Bray is a representative, are primarily insider parties at the Company who were intending, if the Company’s Board of Directors did not waive the Bylaws’ requirements, to use their majority stockholder position to deny a quorum at the 2022 Annual Meeting of Stockholders and in doing so, deprive the minority stockholders of the Company of the voting franchise. Finally, on May 31, 2022, the Company’s Board of Directors determined that no special meeting of the Company’s stockholders had been called by Dr. Kathuria as he alone does not have the authority to call a special meeting of the Company’s stockholders in accordance with the Bylaws.

The Complaint seeks declaratory and injunctive relief to require the Company to schedule and hold a special meeting of the Company’s stockholders on August 4, 2022 and to enjoin the 2022 Annual Meeting of Stockholders currently scheduled to occur on June 28, 2022, until after the special meeting of stockholders is held. The Complaint alleges that the defendant directors breached their fiduciary duties by the above-described actions undertaken on May 31, 2022. On June 6, 2022, the plaintiffs also filed a Motion for Expedited Proceedings requesting a trial on their claims before the 2022 Annual Meeting of Stockholders pending a trial on their claims, or alternatively, a hearing on their request to enjoin the 2022 Annual Meeting. The Court has scheduled a preliminary injunction hearing for June 23, 2022.

The Company and the defendant directors believe that all of plaintiffs’ claims in the Complaint are without merit, and intend to vigorously defend against them.

The Complaint and the Motion for Expedited Proceedings described above are attached as Exhibits 99.1 and 99.2 hereto and are incorporated into this Item 8.01 by this reference.

Participants in the Solicitation

The Company and its respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the matters noticed for the 2022 Annual Meeting of Stockholders in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 31, 2022 (the “Proxy Statement”). Information regarding the Company’s directors and executive officers is available in the Proxy Statement.

Additional Information and Where to Find It

In connection with the 2022 Annual Meeting of Stockholders and the matters noticed for the 2022 Annual Meeting of Stockholders in the Proxy Statement, the Company has filed with the SEC and mailed the Proxy Statement to its stockholders. This Current Report does not contain all the information that should be considered in respect of the matters noticed for the 2022 Annual Meeting of Stockholders in the Proxy Statement, and additional information is described in the Proxy Statement. The Proxy Statement and other relevant materials for the 2022 Annual Meeting of Stockholders has been mailed to stockholders of the Company as of a record date established for voting at the 2022 Annual Meeting of Stockholders.

Stockholders may also obtain a copy of the Proxy Statement, as well as other documents filed by the Company with the SEC without charge, at the SEC’s website located at www.sec.gov.

No Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the matters noticed for the 2022 Annual Meeting of Stockholders in the Proxy Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

99.1	Verified Complaint, Jeffery R. Bray and Chirinjeev Kathuria v. Avi Katz, et al., and UpHealth, Inc., C.A. No. 2022-0489-LWW.

99.2	Motion for Expedited Proceedings.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2022

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer